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                                                            Exhibit 99.1


[Cenveo logo]
                                                                NEWS RELEASE

 CENVEO CORPORATION, SUBSIDIARY OF CENVEO INC., ANNOUNCES RESULTS TO DATE OF
          ITS TENDER OFFER AND EXECUTION OF SUPPLEMENTAL INDENTURE

         STAMFORD, CT - (JUNE 1, 2006) - Cenveo Corporation, a Delaware corporation (the "Company) and wholly owned subsidiary of Cenveo, Inc. (NYSE: CVO, "Cenveo"), announced today the results to date of its previously announced cash tender offer and consent solicitation for any and all of its outstanding 9-5/8% Senior Notes due 2012 (CUSIP No. 56032EAD5) (the "Notes"). As of 5:00 p.m., New York City time, on June 1, 2006 (the "Consent Payment Deadline"), which was the deadline for holders to tender their Notes in order to receive the consent payment in connection with the Offer, tenders and consents had been received from holders of $330.9 million in aggregate principal amount of the Notes, representing approximately 94.5% of the outstanding Notes.
         Accordingly, the requisite consents to adopt the proposed amendments to the indenture governing the Notes have been received, and a supplemental indenture to effect the proposed amendments has been executed. The proposed amendments to be effected by the supplemental indenture, among other things, eliminate substantially all of the material restrictive covenants, specified affirmative covenants and certain events of default and related provisions in the indenture governing the Notes. The supplemental indenture also waives any and all defaults and events of defaults existing under the indenture governing the Notes. The supplemental indenture will not become operative until the Initial Payment Date (as described in the Offer to Purchase), which is expected to be on or about June 16, 2006 and is subject to the conditions described below. Adoption of the proposed amendments required the consent of holders of at least a majority of the aggregate principal amount of the outstanding Notes. As the Company has executed the supplemental indenture, tendered Notes may no longer be withdrawn and consents delivered may no longer be revoked, except in the limited circumstances described in the Offer to Purchase.
         The tender offer and consent solicitation are subject to the satisfaction of certain conditions, including the receipt of debt financing that, together with balance sheet and/or otherwise available cash, if necessary, is sufficient to fund the tender offer and consent solicitation and certain related payments and expenses on terms satisfactory to the Company in its sole discretion and satisfaction or waiver of certain other conditions, all as described in the Offer to Purchase and Consent Solicitation Statement of the Company dated May 18, 2006 (the "Offer to Purchase").


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         Holders of the Notes who delivered valid tenders by the Consent
Payment Deadline would receive the total consideration as described in the Offer to Purchase. Holders who tender their Notes after the Consent Payment Deadline, but on or prior to the expiration date of the tender offer, would receive the total consideration less the consent payment of $30.00 per $1,000 principal amount of Notes. The total consideration is expected to be determined as of 2:00 p.m., New York City time, on June 9, 2006, unless the expiration date of the tender offer is extended. Holders who validly tender their Notes by the Consent Payment Deadline would receive payment on or about June 16, 2006.
         The complete terms and conditions of the tender offer and consent solicitation are described in the Offer to Purchase, copies of which may be obtained by contacting D.F. King and Co., Inc., the information agent for the offer, at (212) 269-5550 (collect) or (888) 542-7446 (U.S. toll-free).
Banc of America Securities LLC and Wachovia Securities are the dealer managers and solicitation agents for the tender offer and consent solicitation. Additional information concerning the tender offer and consent solicitation may be obtained by contacting Banc of America Securities LLC, High Yield Special Products, at (704) 388-4813 (collect) or (888) 292-0070 (U.S. toll-free) or Wachovia Securities, Liability Management Group, at
(704) 715-8341 (collect) or (866) 309-6316 (US toll-free).
         This press release does not constitute an offer to sell or a solicitation of an offer to buy any Notes or other securities, nor shall there be any sale of any Notes or other securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This announcement is also not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any Notes or other securities. The tender offer and consent solicitation are being made solely by the Offer to Purchase.
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         CENVEO IS ONE OF NORTH AMERICA'S LEADING PROVIDERS OF PRINT AND
VISUAL COMMUNICATIONS, WITH ONE-STOP SERVICES FROM DESIGN THROUGH FULFILLMENT. THE COMPANY'S BROAD PORTFOLIO OF SERVICES AND PRODUCTS INCLUDE COMMERCIAL PRINTING, ENVELOPES, LABELS, PACKAGING AND BUSINESS DOCUMENTS DELIVERED THROUGH A NETWORK OF PRODUCTION, FULFILLMENT AND DISTRIBUTION FACILITIES THROUGHOUT NORTH AMERICA.
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         Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual result to differ materially from such forward-looking statements. Those assumptions, risks and uncertainties include, without limitation: (1) uncertainties regarding future growth and the ability to realize interest cost savings through the proposed debt tender or otherwise; (2) substantial indebtedness impairing our financial condition and limiting our ability to incur additional debt; (3) indebtedness imposing significant restrictions on our business; (4) additional indebtedness exacerbating the above factors; (5) debt instruments providing cross defaults causing all debt to become due and payable as a result of a

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default under an unrelated debt instrument; (6) our history of losses and uncertain return to consistent profitability; (7) the absence of long-term customer agreements in our industry, subjecting our business to fluctuations; (7) factors affecting the U.S. postal services; (7) increases in paper costs and decreases in its availability; (10) availability of alternative delivery media; (11) intense competition; (12) supply, availability, and costs of raw materials and components; (13) fires or explosions at any of the Company's facilities; (14) environmental rules and regulations, non-compliance with which may expose the Company to adverse consequences; (15) acquisitions that might be unsuccessful; (16) contract pricing and timing of awards; (17) changing economic and political conditions in the U.S. and in other countries; (18) dependence on key management personnel; (19) customer product acceptance; (20) continued access to technical and capital resources; (21) availability of insurance coverage at acceptable terms; (22) changes in accounting or tax rules or pronouncements; (23) actual pension asset returns and assumptions regarding future returns, discount rates, and service costs; (24) changes in cost estimates related to restructuring or relocation of facilities; (25) the timing and extent of changes in interest rates; (26) access to capital markets and the costs thereof; (27) legal proceedings; (28) other economic, political, and technological risks and uncertainties; and (29) the risk of termination by the Company of the tender offer and consent solicitation at any time in accordance with the terms of the Offer to Purchase.
         This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact the Company's business. Additional information regarding these and other factors may be contained in the Parent's filings with the SEC. All such risk factors are difficult to predict, contain material uncertainties that may affect actual results and may be beyond the Company's control.
         These risks and uncertainties are set forth under Item 1 and Item 1A, Risk Factors, in Cenveo's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and Cenveo's other SEC filings. A copy of the Annual Report is available at http://www.cenveo.com.

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Inquiries from analysts and investors should be directed to Robert G.
Burton, Jr. at (203) 595-3005.
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